Exhibit 99.1

NEWS RELEASE          ______________________________________________________________________________________________________
For Release:        Immediately
Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES, INC. ANNOUNCES SECOND QUARTER EARNINGS

Record Adjusted EPS; 20% Increase Over PY
Adjusted Operating Income Up 160 bps

Calhoun, Georgia, July 31, 2014 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2014 second quarter net earnings of $153 million and diluted earnings per share (EPS) of $2.08. Excluding unusual charges, net earnings were $162 million and EPS was $2.21, a 20% increase over last year’s second quarter adjusted EPS and the highest quarterly adjusted EPS in the company’s history. Net sales for the second quarter of 2014 were $2.05 billion, an increase of approximately 4% versus the prior year’s second quarter or 3% on a constant exchange basis. For the second quarter of 2013, net sales were $1.98 billion, net earnings were $85 million and EPS was $1.16; excluding unusual charges, net earnings were $134 million and EPS was $1.84.

For the six months ending June 28, 2014, net sales were $3.9 billion, an increase of 12% versus the prior year. Net earnings and EPS for the six-month period were $234 million and $3.19, respectively. Net earnings excluding unusual charges were $252 million and adjusted EPS was $3.44, an increase of 26% over the six-month adjusted EPS results in 2013. For the six months ending June 29, 2013, net sales were $3.5 billion, net earnings were $135 million and EPS was $1.89. Excluding unusual charges, net earnings and EPS were $195 million and $2.73, respectively.

Commenting on Mohawk Industries’ second quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “Our adjusted operating income increased 160 basis points as productivity initiatives, cost reductions, price increases and manufacturing consolidation drove higher earnings across the business. Top line growth was less than we anticipated due to slower improvement in U.S. housing and remodeling; however, profits were in line with expectations as a result of successful product introductions, productivity improvements and better cost controls. We reduced SG&A compared to last year across the enterprise, even as we reinvested into the business to promote new product collections and enhance our sales strategies. We are continuing to invest in our acquisitions to improve profitability, increase mix and streamline the business; and we anticipate that these actions will result in even higher earnings as the European and Russian economies improve.”

Carpet segment net sales for the quarter were $780 million, up 1% over last year. Adjusted operating income for the segment rose 15% as a result of increased productivity, improved quality and cost reductions in operations and administration. Mohawk’s patented Continuum technology is stimulating growth in our new polyester collections, and our state-of-the-art yarn project to support it is 75% complete. We are also expanding the distribution of our premium Karastan carpets by providing a broader offering and increasing the number of retailers selling our high-end brand. Commercial orders are growing now that we have substantially completed the product transition to our own fibers, and we have reorganized our commercial sales organization into smaller regions segmented by customer type with a complete portfolio for each channel. The carpet price increase announced in April was fully implemented at the end of the quarter to cover raw material inflation.

Ceramic segment net sales were $797 million, up 5% over last year as reported and with a constant exchange rate. The segment’s adjusted operating income rose 21% due to productivity, volume, pricing and mix. In the U.S., the business benefited from innovative new collections that are leading the market shift to larger sizes, planks and rectangles. The new ceramic production line in Dallas has begun operation, and the additional capacity will satisfy the increasing demand for ceramic wood planks and larger sizes. Sales in Mexico are growing significantly with expanded distribution of new products from our Salamanca plant that provide market-leading style and value with superior availability. In Russia, sales and profitability increased on a local basis, but the decline of the ruble reduced our sales and income when translated to U.S. dollars. In the region, specialized products tailored for the new construction and DIY channels drove growth, offsetting slower retail sales. In Europe, sales and margins continue to progress due to increased sales outside of Southern Europe, as well as growth in Spain and improved mix from larger sizes with unique styling.

Laminate and Wood segment sales were $501 million, up 6% over last year, or 3% on a constant exchange rate. Adjusted operating income for the segment increased 21% from acquisition synergies, productivity improvements and cost reductions. In the U.S., greater participation in new construction increased sales of wood flooring. The second wood flooring price increase this year was implemented in July to cover higher wood and transportation costs. In Europe, stronger sales in the Nordic countries and the U.K. outpaced the softer Western European markets, with growth in the wood and luxury vinyl tile categories offsetting slower laminate sales. At the recently acquired plant in the Czech Republic, new equipment has been installed to produce higher value wood flooring under the Pergo and Quick-Step brands for the European and Russian markets. The segment’s insulation business continued to expand, supported by additional production in our new French facility. The integration of the Unilin and Spano businesses progressed with a single sales force providing a comprehensive product offering for all customers.

During the period, we once again demonstrated our ability to deliver earnings growth through sales improvement, productivity initiatives and leveraging acquisitions. In each of our segments, we are optimizing the efficiency of our operations, the advantages of our leading market positions, the breadth of our distribution and the strength of our brands to grow our business. We anticipate that our sales will strengthen as we move through the second half of the year supported by continued U.S. job creation and improved economic growth. In the third quarter, we anticipate further improvement in the U.S. market with limited growth in Europe and Russia. With these factors, our guidance for third quarter earnings is $2.38 to $2.47 per share and, for the full year, $8.09 to $8.25 per share, excluding any restructuring charges. We remain committed to enhancing Mohawk’s results, and we are optimistic about the improvement of the floor covering industry and our participation in it.

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Bigelow, Daltile,

Durkan, Karastan, Lees, Marazzi, Kerama Marazzi, Mohawk, Pergo, Unilin and Quick-Step. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, China, Europe, India, Malaysia, Mexico, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation in raw material prices and other input costs; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, August 1, 2014 at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local.
Conference ID # 65483474. A replay will be available until Friday August 15, 2014 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 65483474.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations	Three Months Ended		Six Months Ended
(Amounts in thousands, except per share data)	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Net sales	$2,048,247	1,976,299	$3,861,342	3,463,114
Cost of sales	1,473,435	1,462,243	2,805,175	2,571,992
Gross profit	574,812	514,056	1,056,167	891,122
Selling, general and administrative expenses	352,564	380,858	703,184	671,082
Operating income	222,248	133,198	352,983	220,040
Interest expense	20,702	25,312	42,798	44,468
Other (income) expense, net	(1,555)	(1,097)	3,335	5,290
Earnings from continuing operations before income taxes	203,101	108,983	306,850	170,282
Income tax expense	50,240	23,240	72,936	33,972
Earnings from continuing operations	152,861	85,743	233,914	136,310
Loss from discontinued operations, net of income tax benefit of $485	—	(1,361)	—	(1,361)
Net earnings including noncontrolling interest	152,861	84,382	233,914	134,949
Net earnings (loss) attributable to noncontrolling interest	111	(190)	83	(118)
Net earnings attributable to Mohawk Industries, Inc.	$152,750	84,572	$233,831	135,067

Basic earnings per share attributable to Mohawk Industries, Inc.
Income from continuing operations	$2.10	1.19	$3.21	1.92
Loss from discontinued operations, net of income taxes	—	(0.02)	—	(0.02)
Basic earnings per share attributable to Mohawk Industries, Inc.	$2.10	1.17	$3.21	1.90
Weighted-average common shares outstanding - basic	72,832	72,406	72,788	70,907

Diluted earnings per share attributable to Mohawk Industries, Inc.
Income from continuing operations	$2.08	1.18	$3.19	1.91
Loss from discontinued operations, net of income taxes	—	(0.02)	—	(0.02)
Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.08	1.16	$3.19	1.89
Weighted-average common shares outstanding - diluted	73,297	72,867	$73,302	71,405

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$83,754	80,643	$164,738	140,992
Capital expenditures	$127,616	82,815	$249,697	146,097

Consolidated Balance Sheet Data
(Amounts in thousands)
			June 28, 2014	June 29, 2013
ASSETS
Current assets:
Cash and cash equivalents			$70,044	168,745
Receivables, net			1,261,808	1,145,550
Inventories			1,644,768	1,591,552

Prepaid expenses and other current assets			267,210	229,859
Deferred income taxes			135,259	134,489
Total current assets			3,379,089	3,270,195
Property, plant and equipment, net			2,830,202	2,594,256
Goodwill			1,730,713	1,690,622
Intangible assets, net			792,260	800,529
Deferred income taxes and other non-current assets			149,417	153,362
Total assets			$8,881,681	8,508,964
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper			$619,229	83,171
Accounts payable and accrued expenses			1,253,291	1,261,791
Total current liabilities			1,872,520	1,344,962
Long-term debt, less current portion			1,807,609	2,450,584
Deferred income taxes and other long-term liabilities			528,252	609,125
Total liabilities			4,208,381	4,404,671
Total stockholders' equity			4,673,300	4,104,293
Total liabilities and stockholders' equity			$8,881,681	8,508,964

Segment Information	Three Months Ended		As of and for the Six Months Ended
(Amounts in thousands)	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Net sales:
Carpet	$780,308	770,868	$1,455,234	1,466,202
Ceramic	796,724	760,168	1,491,818	1,172,049
Laminate and Wood	501,257	470,980	969,265	875,455
Intersegment sales	(30,042)	(25,717)	(54,975)	(50,592)
Consolidated net sales	$2,048,247	1,976,299	$3,861,342	3,463,114

Operating income (loss):
Carpet	$62,826	54,862	$97,097	80,100
Ceramic	106,407	46,304	167,066	76,280
Laminate and Wood	60,843	41,362	104,962	80,055
Corporate and eliminations	(7,828)	(9,330)	(16,142)	(16,395)
Consolidated operating income	$222,248	133,198	$352,983	220,040

Assets:
Carpet			$1,960,106	1,803,212
Ceramic			3,900,387	3,832,888
Laminate and Wood			2,818,129	2,691,553
Corporate and eliminations			203,059	181,311
Consolidated assets			$8,881,681	8,508,964

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
		Three Months Ended		Six Months Ended
		June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Net earnings attributable to Mohawk Industries, Inc.		$152,750	84,572	233,831	135,067
Adjusting items:
Restructuring, acquisition and integration-related costs		11,169	41,321	22,894	51,177
Acquisition purchase accounting (inventory step-up)		—	18,744	—	18,744
Discontinued operations		—	1,845	—	1,845
Interest on 3.85% senior notes		—	—	—	3,559
Income taxes		(2,229)	(12,668)	(4,620)	(15,448)
Adjusted net earnings attributable to Mohawk Industries, Inc.		$161,690	133,814	252,105	194,944

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.		$2.21	1.84	3.44	2.73
Weighted-average common shares outstanding - diluted		73,297	72,867	73,302	71,405

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
	June 28, 2014
Current portion of long-term debt and commercial paper	$619,229
Long-term debt, less current portion	1,807,609
Less: Cash and cash equivalents	70,044
Net Debt	$2,356,794

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)
	Three Months Ended				Trailing Twelve Months Ended
	September 28, 2013	December 31, 2013	March 29, 2014	June 28, 2014	June 28, 2014
Operating income	$175,903	150,988	130,735	222,248	679,874
Other (expense) income	(1,168)	(2,656)	(4,890)	1,555	(7,159)
Net (earnings) loss attributable to noncontrolling interest	(491)	(132)	28	(111)	(706)
Depreciation and amortization	81,550	86,329	80,984	83,754	332,617
EBITDA	255,794	234,529	206,857	307,446	1,004,626
Restructuring, acquisition and integration-related costs	24,431	37,812	11,725	11,169	85,137
Acquisition purchase accounting (inventory step-up)	12,297	—	—	—	12,297
Adjusted EBITDA	$292,522	272,341	218,582	318,615	1,102,060

Net Debt to Adjusted EBITDA					2.1

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
	June 28, 2014	June 29, 2013
Net sales	$2,048,247	1,976,299
Adjustment to net sales on a constant exchange rate	(14,171)	—
Net sales on a constant exchange rate	$2,034,076	1,976,299

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Ceramic	June 28, 2014	June 29, 2013
Net sales	$796,724	760,168
Adjustment to segment net sales on a constant exchange rate	2,144	—
Segment net sales on a constant exchange rate	$798,868	760,168

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Laminate and Wood	June 28, 2014	June 29, 2013
Segment net sales	$501,257	470,980
Adjustment to segment net sales on a constant exchange rate	(16,315)	—
Segment net sales on a constant exchange rate	$484,942	470,980

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	June 28, 2014	June 29, 2013
Gross profit	$574,812	514,056
Adjustments to gross profit:
Restructuring and integration-related costs	6,755	14,334
Acquisition purchase accounting (inventory step-up)	—	18,744
Adjusted gross profit	$581,567	547,134
Adjusted gross profit as a percent of net sales	28.4%	27.7%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	June 28, 2014	June 29, 2013
Selling, general and administrative expenses	$352,564	380,858
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related costs	(4,414)	(26,987)
Adjusted selling, general and administrative expenses	$348,150	353,871
Adjusted selling, general and administrative expenses as a percent of net sales	17.0%	17.9%

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Operating income	$222,248	133,198	352,983	220,040
Adjustments to operating income:
Restructuring, acquisition and integration-related costs	11,169	41,321	22,895	51,177
Acquisition purchase accounting (inventory step-up)	—	18,744	—	18,744
Adjusted operating income	$233,417	193,263	375,878	289,961
Adjusted operating margin as a percent of net sales	11.4%	9.8%	9.7%	8.4%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended		Six Months Ended
Carpet	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Operating income	$62,826	54,862	97,097	80,100
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	—	—	—	6,217
Adjusted segment operating income	$62,826	54,862	97,097	86,317
Adjusted operating margin as a percent of net sales	8.1%	7.1%	6.7%	5.9%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended		Six Months Ended
Ceramic	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Operating income	$106,407	46,304	167,066	76,280
Adjustments to segment operating income:
Restructuring, acquisition and integration-related costs	196	23,361	2,177	23,823
Acquisition purchase accounting (inventory step-up)	—	18,744	—	18,744
Adjusted segment operating income	$106,603	88,409	169,243	118,847
Adjusted operating margin as a percent of net sales	13.4%	11.6%	11.3%	10.1%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended		Six Months Ended
Laminate and Wood	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Operating income	$60,843	41,362	104,962	80,055
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	10,773	17,960	20,348	21,137
Adjusted segment operating income	$71,616	59,322	125,310	101,192
Adjusted operating margin as a percent of net sales	14.3%	12.6%	12.9%	11.6%

Reconciliation of Earnings from Continuing Operations Before Income Taxes to Adjusted Earnings from Continuing Operations Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	June 28, 2014	June 29, 2013
Earnings from continuing operations before income taxes	$203,101	108,983
Adjustments to earnings from continuing operations before income taxes:
Restructuring, acquisition and integration-related costs	11,169	41,321
Acquisition purchase accounting (inventory step-up)	—	18,744
Adjusted earnings from continuing operations before income taxes	$214,270	169,048

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	June 28, 2014	June 29, 2013
Income tax expense	$50,240	23,240
Income tax effect of adjusting items	2,229	12,183
Adjusted income tax expense	$52,469	35,423

Adjusted income tax rate	24%	21%

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for the planning and forecasting in subsequent periods.  In particular, the Company believes excluding the impact of restructuring, acquisition and integration-related costs is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.